AMENDMENT NO. 3

TO THE

INVESTMENT MANAGEMENT AGREEMENT

AMENDMENT NO. 3 effective as of April 18, 2014 (“Amendment No. 3”) to the Investment Management Agreement, dated as of May 1, 2011, as amended (the “Agreement”) between AXA Premier VIP Trust, a Delaware statutory trust (“Trust”), and AXA Equitable Funds Management Group, LLC, a limited liability corporation organized in the State of Delaware (“FMG LLC” or “Manager”).

WHEREAS, FMG LLC and the Trust desire to add the Charter Small Cap Growth Portfolio (formerly, Multimanager Small Cap Growth Portfolio), Charter Small Cap Value Portfolio (formerly, Multimanager Small Cap Value Portfolio), and Charter Multi-Sector Bond Portfolio (formerly, Multimanager Multi-Sector Bond Portfolio) to the Agreement in light of the conversion of these portfolios to funds-of-funds;

The Trust and FMG LLC agree to modify and amend the Agreement as follows:

1. New Portfolios. The Trust hereby appoints FMG LLC as the investment manager of the following Portfolios on the terms and conditions contained in the Agreement:

(a)	Charter Small Cap Growth Portfolio (formerly, Multimanager Small Cap Growth Portfolio),

(b)	Charter Small Cap Value Portfolio (formerly, Multimanager Small Cap Value Portfolio), and

(c)	Charter Multi-Sector Bond Portfolio (formerly, Multimanager Multi-Sector Bond Portfolio).

2. Appendix A. Appendix A to the Agreement, which sets forth the Portfolios of the Trust for which FMG LLC is appointed investment manager and the fees payable to FMG LLC with respect to each Portfolio is hereby replaced in its entirety by Appendix A attached hereto.

3. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first set forth above.

AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC		AXA PREMIER VIP TRUST
By:	/s/ Steven M. Joenk	By:	/s/ Brian Walsh
	Steven M. Joenk		Brian Walsh
	Chairman, Chief Executive Officer, and President		Chief Financial Officer and Treasurer

APPENDIX A

TO THE

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

	(as percentage of daily net assets)
Portfolio	First $10 Billion	Next $3 Billion	Thereafter
AXA Conservative Allocation Portfolio	0.100%	0.095%	0.090%
AXA Conservative-Plus Allocation Portfolio	0.100%	0.095%	0.090%
AXA Moderate Allocation Portfolio	0.100%	0.095%	0.090%
AXA Moderate-Plus Allocation Portfolio	0.100%	0.095%	0.090%
AXA Aggressive Allocation Portfolio	0.100%	0.095%	0.090%

CharterSM Fixed Income Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Conservative Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Moderate Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Moderate Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Aggressive Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Equity Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM International Conservative Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM International Moderate Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM International Growth Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Income Strategies Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Interest Rate Strategies Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Real Assets Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Alternative 100 Conservative Plus Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Alternative 100 Moderate Portfolio	0.15% of the Portfolio’s average daily net assets
CharterSM Alternative 100 Growth Portfolio	0.15% of the Portfolio’s average daily net assets
Charter Small Cap Growth Portfolio (formerly, Multimanager Small Cap Growth Portfolio)	0.15% of the Portfolio’s average daily net assets
Charter Small Cap Value Portfolio (formerly, Multimanager Small Cap Value Portfolio)	0.15% of the Portfolio’s average daily net assets
Charter Multi-Sector Bond Portfolio (formerly, Multimanager Multi-Sector Bond Portfolio)	0.15% of the Portfolio’s average daily net assets

Target 2015 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets
Target 2025 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets
Target 2035 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets
Target 2045 Allocation Portfolio	0.10% of the Portfolio’s average daily net assets